Exhibit 10.27

FIRST AMENDMENT TO SECOND LIEN LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO SECOND LIEN LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of July 18, 2025, is entered into by and among KODIAK ROBOTICS, INC., a Delaware corporation (“Borrower”), the lenders party hereto constituting Required Lenders (“Lenders”) and ARES AGENT SERVICES, L.P., a Delaware limited partnership, as lender representative and collateral agent for the Lenders (in such capacities, together with its successors and assigns in such capacities, “Agent”).

RECITALS

A. Borrower, Agent and Lenders are parties to a certain Second Lien Loan and Security Agreement, dated as of April 14, 2025 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make Loans and provide other financial accommodations to Borrower.

B. In accordance with Section 12.4(c) of the Loan Agreement, Borrower, Agent and the Lenders party hereto (which collectively constitute the Required Lenders under and as defined in the Loan Agreement), desire to amend the Loan Agreement to extend the Delayed Draw Funding Date.

C. The Lenders party hereto (which collectively constitute the Required Lenders) are willing to grant such request, but only to the extent, and in accordance with the terms, and subject to the conditions, set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Agent and the Lenders party hereto, including the Required Lenders, hereby agree as follows:

1. Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement. Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.

2. Amendments to Loan Agreement.

(a)	Borrower, Agent and the Lenders party hereto, including the Required Lenders, hereby agree that Section 3.3(f) of the Loan Agreement is hereby amended and restated in its entirety to read as below:

(f) Delayed Draw Funding Date. The Delayed Draw Funding Date shall occur no later than August 15, 2025.

3. Conditions to Effectiveness. Each of Agent’s and the Lenders’, including the Required Lenders’, consent and agreement herein is expressly conditioned on the following:

(a)	Borrower executing and delivering to Agent and the Lenders, including the Required Lenders, an executed copy of this Agreement;

(b)

Each of the representations and warranties made in this Agreement shall be true and correct in all material respects on and as of the date hereof as if made on and as of such date, both before and immediately after giving effect to this Agreement (except with respect to any such representation or warranty which is already qualified by a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects, and where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date); and

(c)	No Default or Event of Default shall have occurred and be continuing at and as of the date of this Agreement and both prior to and immediately after giving effect to this Agreement.

4. Representations and Warranties.

(a)

At and as of the date of this Agreement and both prior to and immediately after giving effect to this Agreement, each of the representations and warranties contained in the Loan Agreement (including, for the avoidance of doubt, in Section 5 of the Loan Agreement) and the other Loan Documents is true and correct in all material respects (except with respect to any such representation or warranty which is already qualified by a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects, and where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(b)	Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, this Agreement.

5. Effect of Agreement. Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of any Lender, nor constitute a waiver of any provision of the Loan Agreement. Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall Borrower ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document, (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by Borrower. This Agreement is a Loan Document for all purposes of the Loan Agreement and the other Loan Documents.

6. Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules.

8. Counterparts. This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

9. Integration. This Agreement and the other Loan Documents constitute and contain the entire agreement of Borrower, Agent and Required Lenders with respect to their respective subject matters, and supersede any and all prior agreements, correspondence and communications.

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IN WITNESS WHEREOF, Borrower, the Agent and the Required Lenders have caused this Agreement to be executed as of the day and year first above written.

BORROWER: KODIAK ROBOTICS, INC.

By:	/s/ Eric Chow
Name: Eric Chow
Title: Chief Financial Officer

COLLATERAL AGENT: ARES AGENT SERVICES, L.P., as Collateral Agent Acting by its General Partner Ares Agent Services GP LLC		LENDER REPRESENTATIVE: ARES AGENT SERVICES, L.P., as Lender Representative Acting by its General Partner Ares Agent services GP LLC

By:	/s/ Thomas Griffin III	By:	/s/ Thomas Griffin III
Name: Thomas Griffin III		Name: Thomas Griffin III
Title: Vice President		Title: Vice President

LENDER: AAC II HOLDINGS II LP		LENDER: Aliya Growth Fund LLC – Series AG, a registered series of Aliya Growth Fund LLC

By:	/s/ Anton Feingold	By:	Aliya Capital Partners LLC, its Manager
Name: Anton Feingold
Title: Authorized Signatory		By:	/s/ Ross Menachem Kestin
Ross Menachem Kestin, Founding Partner